                                                                   EXHIBIT 10.1



                      CONSULTING AND NON-COMPETE AGREEMENT

     This CONSULTING AND NON-COMPETE AGREEMENT (the "Agreement"), entered into this 7th day of August, 1996, by and among CAREMARK INTERNATIONAL INC., a Delaware corporation ("Caremark"), MEDPARTNERS/MULLIKIN, INC., a Delaware corporation ("MedPartners/Mullikin"), and C.A. LANCE PICCOLO (the "Consultant"). Capitalized terms not defined herein shall have the meaning assigned to them in the Merger Agreement or Section 3 hereof..

     WHEREAS, MedPartners/Mullikin intends to acquire Caremark pursuant to the terms and conditions of the Plan and Agreement of Merger, dated as of May 13, 1996, by and among MedPartners/Mullikin, Inc., PPM Merger Corporation and Caremark (the "Merger Agreement"), and is engaged in the provision of health care services in various locations;

     WHEREAS, the Companies recognize that the reputation, knowledge and expertise of Consultant represent a significant asset to Caremark and that the services of Consultant will be of significant value to Caremark and MedPartners/Mullikin and its stockholders;

     WHEREAS, Section 7.22 of the Merger Agreement calls for the Companies to offer this Consulting Agreement to Consultant;

     WHEREAS, Caremark and Consultant have entered into a Severance Compensation Agreement, dated November 27, 1995, as amended as of May 1, 1996 (the "Severance Agreement"), providing for, among other things, the terms of Consultant's termination of employment with Caremark;

     WHEREAS, the Companies and Consultant wish to set forth their understanding in respect to the terms and conditions relating to the Services to be performed by Consultant hereunder.

     NOW, THEREFORE, in consideration of the provisions hereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. TERMINATION OF EMPLOYMENT/DUTIES OF CONSULTANT. The Companies and Consultant acknowledge that at the Effective Time, Consultant's employment with Caremark will have been terminated entitling Consultant to the payments and benefits provided for in Section 5 of the Severance Agreement and that the provisions of Section 5(C) of the Severance Agreement shall apply to payments made pursuant to the Agreement, regardless of which of the Companies makes the payments. During the Term of this Agreement, Consultant shall be retained by the Companies as a consultant in connection with the Companies' business. Consultant shall report directly to the Chairman of the Board of Directors of MedPartners/Mullikin (the "Chairman") and shall provide such consulting services as shall from time to time be requested by the Chairman in writing or otherwise. In performing such services, Consultant shall be retained by the Companies as a consultant in connection with the Companies' acquisitions and in connection with the consummation of the transactions contemplated by the Merger Agreement, specifically in the Prescription Benefit Management, Disease State Management and International businesses. Consultant agrees to assist the Companies in the integration of the businesses acquired by MedPartners/Mullikin on the Closing Date in connection with the consummation of the transactions contemplated by the Merger Agreement and with the development and implementation of plans and actions to realize synergies for the the Companies in connection with the Merger. Further, Consultant shall consult with the Chairman in identifying possible acquisitions, representing the Companies in negotiations related to proposed acquisitions, including placing phone calls and writing letters as necessary, and using all other contacts and other resources of Consultant to consummate proposed acquisitions, identifying areas of potential synergy between the Companies and any such businesses generally, and shall consult with the Chairman with respect to the Companies' development and implementation of plans of actions to realize such synergies for the Companies, including cross-selling opportunities and consolidation of certain functional areas.

     It is understood and agreed by the parties to this Agreement that the consulting services to be requested of and provided as set forth herein are intended to help the Companies in their efforts to integrate the businesses of the companies combined pursuant to the Merger Agreement and that the benefit to be obtained under the Agreement by the Companies is the benefit of Consultant's knowledge, experience and contacts gained over the years in the operation of Caremark's business and in the healthcare industry generally. The amount of time to be spent by Consultant in carrying out the duties to be requested of him herein is not the key and it is agreed that it is the Companies' intention that the Consultant be requested to provide consulting services hereunder on less than a full-time basis. Consultant shall be provided with reasonable notice as to the services requested hereunder, in no event less than three days notice (except in an emergency), and such services shall only be requested to be provided during the normal business hours. Consultant shall keep written records of work performed by Consultant pursuant to the Agreement, a copy of which will be provided to MedPartners/Mullikin within ten (10) business days of the end of each month during the Term of this Agreement.

     The Companies and Consultant acknowledge that the compensation to be paid to Consultant pursuant to this Agreement is less than the total compensation paid to Consultant when Consultant was a full-time employee, but if calculated as an hourly rate, could be greater than Consultant's prior compensation. The parties acknowledge that this difference, if any, is a result of arm's length negotiations between Consultant and Companies and reflects (a) the Companies' desire to have access to Consultant's unique skills and abilities and Consultant's agreement to make his services available to the Companies on less than a full-time basis; and (b) Consultant's agreement to not compete with the Companies during the Term of this Agreement as set forth in Section 5(a) of this Agreement.

     Consultant shall serve as a member of the Board as provided in the Merger Agreement and during such service his duties and compensation under this Agreement shall be in addition to his duties and compensation as a member of the Board. Consultant may also serve as a director or trustee of other organizations, subject to the reasonable approval by the Board, on a case-by-case basis. Such approval shall be granted if it can be reasonably demonstrated by Consultant that such service does not involve a competitor of the Companies and does not materially interfere with the effective performance of Consultant's Services hereunder.

     2. TERM OF AGREEMENT. Unless terminated sooner in accordance with the provisions of this Agreement, the Companies shall engage Consultant, and Consultant accepts such engagement, under the terms and conditions set forth herein, for a Term beginning at the Effective Time and ending upon the close of business on the tenth anniversary of the Effective Time.

     3. DEFINITIONS. The following terms shall have the meanings set forth below:

     "Board" shall mean the Board of Directors of MedPartners/Mullikin.

     "Companies" shall mean both Caremark and MedPartners/Mullikin.

     "Consulting Fee" shall mean the consulting fee provided for in Paragraph 4(a) hereof.

     "Services" shall mean the services to be performed by Consultant pursuant to this Agreement, as further described in Section 1 hereof.

     "Term of this Agreement" shall mean the period of time specified in Paragraph 2 hereof.

     "Termination of Services" shall mean the termination of Consultant's Services for any reason whatsoever, including death.

     4. CONSULTANTS RIGHTS FROM AND AFTER THE CLOSING DATE.

     (a) Consulting Fee. Consultant shall be paid a consulting fee by MedPartners/Mullikin (the "Consulting Fee"), as follows, and in each case in immediately available funds: (i) $1,070,784 on the Closing Date and (ii) $475,904 on each the first through the ninth anniversaries of the Closing Date, or a total of $5,373,920 during the Term of this Agreement. In no event shall any payment under the Agreement be made prior to the date that such payment is due under the Agreement. In addition, as used herein, "Consulting Fee" shall be deemed to include such other fees and amounts as may be paid or reimbursed to Consultant under this Agreement. Each portion of the Consulting Fee shall be deemed fully earned as of the date MedPartners/Mullikin becomes obligated to pay such portion.

     (b) Independent Contractor. Consultant shall be an independent contractor of both Companies, and not an employee of either of the Companies, and Consultant shall not be authorized to bind or act on behalf of the Companies.

     (c) Employee Benefit Program. During the Term of this Agreement, Consultant shall be eligible to participate in all health and medical employee benefit plans and programs available, from time to time, to employees of the Companies until Consultant reaches the age of 65. In the event Consultant dies prior to age 65, Consultant's spouse will be entitled to receive these benefits until the spouse reaches the age of 65. After age 65, Consultant shall be provided with a prescription drug program comparable to that provided the Companies' employees through the Companies' prescription drug benefit programs.

     (d) Office and Secretarial Support. During the Term of this Agreement, MedPartners/Mullikin agrees to provide Consultant with an adequate private office in the Chicago, Illinois area, located at a premises other than any of the Companies' offices, furnished with the furniture and cabinetry (if removable) currently in Consultant's office, as well as a telephone, facsimile machine and access to secretarial services at MedPartners/Mullikin's expense for production and completion of tasks associated with the performance of Consultant's Services hereunder.

     In satisfaction of the obligation to provide secretarial services as provided in the previous paragraph, it is understood that Joan Sosinski currently acts as Consultant's executive assistant as a Caremark employee at an annual base salary of $74,000 per annum. During the Term of this Agreement, Caremark shall reimburse Consultant an amount equal to Ms. Sosinski's such current base salary (so long as she shall be engaged by Consultant) and thereafter during the Term of this Agreement Caremark shall reimburse Consultant for the salary cost of an executive assistant at a salary level consistent with the market conditions then in effect. So long as Ms. Sosinski shall be so engaged during the Term of this Agreement, she will be eligible for the health and medical benefits available under the same plans the Companies make available to Consultant as provided in Section 4(c) above.

     (e) Expense Reimbursement. During the Term of this Agreement, Consultant shall be entitled to reimbursement of reasonable expenses, including travel and lodging expenses, incurred by Consultant in performance of his Services hereunder consistent with the Companies' policies and practices applicable to members of senior management at the time.

     (f) Pension Plan Benefits. Consultant's pension benefits to be provided by Caremark shall be in accordance with Section 5B(ii) of the Severance Agreement, that is, such benefits will be calculated based on the following criteria:

     (i)      85 points earned;
     (ii)     30 years of service earned;
     (iii) $900,000 annual earned compensation average over the last five years.

Consultant may institute the benefits under such pension program at any time, in his discretion, consistent with the terms of the applicable plans.

     5. CONFIDENTIALITY AND COMPETITION RESTRICTIONS. During the Term of this Agreement or so long as Consultant is entitled to receive any payments hereunder, Consultant shall not, without prior written consent of the Board or pursuant to and consistent with the order of any court, legislative body or regulatory agency: (a) engage directly or indirectly (including, by way of example only, as a principal, partner, joint venturer, employee, consultant or agent), nor have any direct or indirect interest, in any business which competes with the Companies in any material respect; or (b) disclose to any third party, either directly or indirectly, any non-public information regarding the Companies' business, customers, financial conditions, strategies or operations, the disclosure of which could possibly harm the Companies in any material respect. Clause (a) above shall not apply to any investment by Consultant in the stock of a publicly-traded corporation, provided such investment constitutes less than five percent of such corporation's total. The provisions of Section 5(a) shall be of no further force and effect upon termination of this Agreement.

     6. TERMINATION. The Companies may terminate this Agreement if the Chairman, in his sole discretion, shall determine that Consultant has not effectively and timely performed the consulting duties requested of Consultant under this Agreement, or if Consultant violates the provisions of Section 5 of this Agreement, or shall otherwise engage in conduct that is detrimental to the Companies or their various constituencies or is otherwise not in the Companies' best interests, upon 30 days written notice to Consultant; provided, however, that no such termination by reason of non-performance by Consultant of the Services described in Section 1 of this Agreement shall be effective unless MedPartners/Mullikin shall have first given Consultant written notice at least 30 days prior to the time it intends to terminate the Agreement, detailing the reason for such termination. Consultant shall then have that 30-day period to cure the reasons for such termination. It is agreed that no such termination shall be effected so long as Consultant is making a good faith effort in all the circumstances to fulfill his obligations hereunder. Consultant may terminate this Agreement upon 30 days written notice to the Companies. Termination of the Agreement shall extinguish all further obligations of payment or performance hereunder.

     7. SUCCESSORS. The rights and duties of a party hereunder shall not be assignable by that party; provided, however, that this Agreement shall be binding upon and shall inure to the benefit of any successor of either or both of the Companies, and any such successor shall be deemed substituted for either or both of the Companies under the terms of this Agreement. The term "successor" as used herein shall include any Person which at any time, by merger, purchase or otherwise, acquires substantially all of the assets of either or both of the Companies.

     8. ATTORNEYS FEES. In any action at law in equity brought by any party hereto to enforce any of the provisions or rights under this Agreement, the Companies (or their successors), in addition to bearing their own expenses, shall pay to Consultant all costs, expenses and reasonable attorneys' fees incurred therein by Consultant (including without limitation such costs, expenses and fees on any appeals), and if Consultant shall recover judgment in any such action or proceeding, such costs, expenses and attorneys' fees shall be included as part of such judgment.

     9. ENTIRE AGREEMENT. With respect to the matters specified herein, this Agreement, together with the Severance Agreement, contains the entire agreement between the Companies and Consultant and supersedes all prior written agreements, understandings and commitments between the Companies and Consultant. No amendments to this Agreement may be made except through a written document signed by Consultant and approved in writing by the Board.

     10. VALIDITY. In the event that any provisions of this Agreement are held to be invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of this Agreement.

     11. SECTIONS AND OTHER HEADINGS. Sections and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     12. NOTICE. Any notice or demand required or permitted to be given under this Agreement shall be made in writing and shall be deemed effective upon the personal delivery thereof if delivered or, if mailed, 48 hours after having been deposited in the United States mail, postage prepaid, and addressed in the case of the Companies to the attention of the Board at MedPartners/Mullikin's then principal place of business, presently 3000 Galleria Tower, Suite 1000, Birmingham, Alabama 35244 and in the case of Consultant to 1230 West Lake Street, Libertyville, Illinois 60048. Either party may change the address to which such notices are to be addressed by giving the other party notice of such change in the manner herein set forth.

     13. RIGHT OF EMPLOYMENT. Nothing stated in or implied by this Agreement shall prevent the Companies from terminating the Services of Consultant at any time nor prevent Consultant from voluntarily terminating his Services at any time, on the terms and conditions provided herein.

     14. WITHHOLDING TAXES AND OTHER DEDUCTIONS. To the extent required by law, MedPartners/Mullikin or Caremark, as applicable, shall withhold from any payments due Consultant under this Agreement any applicable federal, state or local taxes and such other deductions as are prescribed by law.

     15. APPLICABLE LAW. To the full extent controllable by stipulation of the Companies and Consultant, this Agreement shall be interpreted and enforced under Delaware law.

     16. COOPERATION. Consultant acknowledges and agrees that following the termination of Consultant's services with the Companies, Consultant may be contacted by the Companies or their legal counsel concerning various lawsuits or other legal matters about which Consultant may have knowledge. Consultant agrees to cooperate with all reasonable requests for assistance from the Companies in this regard. Consultant further agrees to notify the Companies if Consultant is served with a subpoena or other legal process, or otherwise contacted by or asked to provide information to, any other party (including government agencies) concerning investigations, lawsuits or other legal proceedings involvingeither or both of the Companies. The Companies agree to reimburse Consultant for all reasonable expenses incurred by Consultant following the termination of this Agreement in fulfilling these obligations. These obligations are subject to any and all personal rights and privileges that Consultant may have concerning any of these matters.

     17. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, Caremark and MedPartners/Mullikin have caused this Consulting and Non-Compete Agreement to be executed by their duly authorized representatives and Consultant has executed this Agreement as of the date first above written.


                                     MEDPARTNERS/MULLIKIN, INC.


                                     By
                                        --------------------------------
                                                 Larry R. House
                                        Chairman of the Board, President
                                          and Chief Executive Officer


                                     CAREMARK INTERNATIONAL INC.



                                     By
                                       --------------------------------



                                       --------------------------------
                                               C. A. LANCE PICCOLO